                                                                 EXHIBIT 4(g)(3)


                     SECOND AMENDMENT AGREEMENT AND CONSENT

         This Second Amendment Agreement and Consent dated as of August 22, 2000 (this "Amendment and Consent") is among Reliant Energy Resources Corp., a Delaware corporation (formerly known as NorAm Energy Corp., a Delaware corporation) ("Borrower"), the lenders parties hereto ("Banks"). The Bank of Nova Scotia, as Issuing Bank, and Citibank, N.A., as agent ("Agent") under the Revolving Credit Agreement dated as of March 31, 1998, as amended by the Amendment Agreement dated as of March 23, 1999, among the Borrower, the Agent and the Banks (as previously amended, the "Credit Agreement"). Terms defined in the Credit Agreement shall be used in this Amendment and Consent with their defined meanings unless otherwise defined herein.

                              W I T N E S S E T H:

         WHEREAS, in order to consummate the Unregco IPO Transaction (as defined below) and to make certain other changes in connection therewith, the Borrower has requested that the Agent and the Banks enter into this Amendment and Consent with respect to the Credit Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. The following terms used in this Amendment and Consent have the meanings set forth below:

                  (a) "Reliant Energy" means Reliant Energy, Incorporated, a Texas corporation.

                  (b) "Reliant Energy Services" means Reliant Energy Services, Inc., a Delaware corporation.

                  (c) "Unregco" means a to-be-formed Wholly-Owned Subsidiary of Reliant Energy which, after the consummation of the Unregco IPO Transaction, will be the parent company of a significant portion of Reliant Energy's unregulated businesses.

                  (d) "Unregco IPO Transaction" means collectively, the related transactions whereby:

                           (i) certain of the contracts of Reliant Energy Retail, Inc. representing business in states other than Texas, Minnesota and Wisconsin are sold to third parties;

                           (ii) all of the capital stock of Reliant Energy Retail, Inc. and certain other Subsidiaries of the Borrower is contributed by the Borrower to Reliant Energy Services;



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

                           (iii) (A) all of the capital stock of Reliant Energy Services is distributed by the Borrower to Reliant Energy, and then contributed by Reliant Energy to Unregco. (B) Unregco Merger Sub is merged into Reliant Energy Services with Reliant Energy Services as the surviving corporation of the merger, and with the surviving corporation of the merger becoming a Wholly-Owned Subsidiary of Unregco and the Borrower receiving shares of Reliant Energy common stock as consideration of the merger, or (C) pursuant to some other corporate transaction Reliant Energy Services becomes a Wholly-Owned Subsidiary of Unregco;

                           (iv) the contribution of all of the assets of Reliant Energy's electricity retail operations to Unregco or a Wholly-Owned Subsidiary of Unregco;

                           (v) the contribution of all of the capital stock of Reliant Energy's non-Borrower unregulated businesses, including (A) Reliant Energy Power Generation, Inc., a Delaware corporation, (B) Reliant Energy Net Ventures, Inc., a Delaware corporation, (C) Reliant Energy Communications, Inc., a Delaware corporation and (D) certain other Subsidiaries of Reliant Energy, by Reliant Energy to Unregco; and

                           (vi) the issuance and sale of up to 20% of the common stock of Unregco in an initial public offering of such stock,

                  and any changes to such steps of the Unregco IPO Transaction as described in the Texas Public Utility Commission's Final Order in Docket 21956 (so long as the resulting structure does not have, in the opinion of the Agent, a material adverse impact on the Banks).

                  (e) "Unregco Merger Sub" means a yet to be formed Wholly-Owned Subsidiary of Unregco which will merge with and into Reliant Energy Services.

         2. CONSENT. The parties hereto hereby agree that, subject to compliance at all times with the Borrower's covenant to maintain the financial ratio set forth in Section 8.02(a) of the Credit Agreement both before and after giving effect to the Unregco IPO Transaction, but notwithstanding any other provisions of the Loan Documents (including, without limitation, Sections 7.01(h), 8.02(c), and 8.02(g) of the Credit Agreement) that might otherwise prohibit the Unregco IPO Transaction, the Unregco IPO Transaction shall be permitted consistent with the definition thereof, and no Default or Event of Default shall be deemed to have occurred under the Loan Documents solely as a result thereof.

         3. AMENDMENT OF CREDIT AGREEMENT. Section 7.01(h) of the Credit Agreement is hereby amended by adding the following phrase at the end of the first sentence before the period: "or pursuant to any other transaction that is expressly permitted by the terms of any other provision of this Agreement."

         4. REPRESENTATIONS AND WARRANTIES; DEFAULT. After effect to the amendments and consents contained herein, (a) the Borrower hereby confirms, reaffirms and restates that each of the representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects (except for (1) those representations and warranties or parts thereof that, by their terms expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date; and (2) the representation and warranty set forth in clause (i) of Section 7.01(j)) on and as of the date hereof as though made on and as of the date hereof; provided that each reference in such Article VII to "this Agreement" shall be deemed to be a reference both to this Amendment and Consent and to the Credit Agreement as previously amended and as amended and affected by this Amendment and Consent and (b) no Default or Event of Default has occurred or is continuing.

         5. EXPENSES. The Borrower agrees to pay or reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment and Consent, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

         6. NO CHANGE. Except as expressly amended and affected hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (as may have been previously amended) are and shall remain in full force and effect. The amendments and consents contained herein shall not constitute in amendment or waiver of the Credit Agreement or the other Loan Documents except as expressly set forth herein.

         7. EFFECTIVENESS. This Amendment and Consent shall become effective as of August 22, 2000 once the Agent shall have received counterparts of this Amendment and Consent, duly executed and delivered by the Borrower, the Agent and the Majority Banks. On and after said effective date, the term "Agreement" as used in the Credit Agreement, the other Loan Documents executed in connection therewith, and any other instrument, document, or writing furnished to the Banks, the Agent, or the Co-Agents by the Borrower shall mean the Credit Agreement, as amended and affected hereby.

         8. COUNTERPARTS. This Amendment and Consent may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

         9. GOVERNING LAW. THIS AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                  [Remainder of page left blank intentionally]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       BORROWER:

                                       RELIANT ENERGY RESOURCES CORP.
                                       (formerly known as NorAm Energy Corp.)



                                       By:      /s/ Marc Kilbride
                                           -------------------------------------
                                                Marc Kilbride
                                                Treasurer


                                       AGENT:

                                       CITIBANK, N.A., as Agent



                                       By:      /s/ Anita J. Brickell
                                          --------------------------------------
                                                Authorized Officer

                                       ISSUING BANK:

                                       THE BANK OF NOVA SCOTIA



                                       By:      /s/ M.D. Smith
                                          --------------------------------------
                                                Authorized Officer

                                       BANKS:


                                       CITIBANK, N.A.


                                       By:      /s/ Anita J. Brickell
                                          --------------------------------------
                                                Authorized Officer


                                       BARCLAYS BANK PLC


                                       By:
                                          --------------------------------------
                                                Authorized Officer



                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:
                                          --------------------------------------
                                                Authorized Officer


                                       BANK OF AMERICA, N.A. (FORMERLY
                                       NATIONSBANK, N.A.)


                                       By:      /s/ Claire Liu
                                          --------------------------------------
                                                Authorized Officer


                                       THE BANK OF NEW YORK


                                       By:      /s/ Nathan S. Howard
                                          --------------------------------------
                                                Authorized Officer

                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         HOUSTON AGENCY


                                       By:
                                          --------------------------------------
                                                Authorized Officer

                                       THE CHASE MANHATTAN BANK


                                       By:      /s/ Robert W. Matthews
                                          --------------------------------------
                                                Authorized Officer


                                       CREDIT SUISSE FIRST BOSTON


                                       By:/s/ Thomas G. Muoio   /s/Lalita Advani
                                          --------------------------------------
                                                Authorized Officer


                                       DEPOSIT GUARANTY NATIONAL BANK


                                       By:
                                          --------------------------------------
                                                Authorized Officer


                                       FLEET NATIONAL BANK


                                       By:      /s/ Rita M. Cahill
                                          --------------------------------------
                                                Authorized Officer


                                       TORONTO DOMINION (TEXAS), INC.


                                       By:      /s/ Mark A. Baird
                                          --------------------------------------
                                                Authorized Officer



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




                                       UBS AG, NEW YORK BRANCH


                                       By:
                                          --------------------------------------
                                                Authorized Officer


                                       THE BANK OF NOVA SCOTIA


                                       By:      /s/ M.D. Smith
                                          --------------------------------------
                                                Authorized Officer


                                       WESTDEUTSCHE LANDESBANK
                                         GIROZENTRALE, NEW YORK BRANCH


                                       By:      /s/ Duncan M. Robertson
                                          --------------------------------------
                                                Authorized Officer


                                       By:      /s/ Anthony Alessandro
                                          --------------------------------------
                                                Authorized Officer


                                       MELLON BANK, N.A.


                                       By:      /s/ Roger E. Howard
                                          --------------------------------------
                                                Authorized Officer

                                      -7-